Exhibit 10.45

Import Hui Li Da Contract

No.:026, Beilun E5-01-01, 2011

Party A(applicant): Ningbo Keyuan Plastics Co., Ltd

Business license No.:330200400023187

Legal representative/person in charge: Chunfeng Tao

Address: Qingshi Industrial Zone, Ningbo Postcode: 315803

Financial institution account and account No.:

Tel: 86232932                        Fax:

Party B: Bank of China Inc, Beilun Branch

Legal representative/ person in charge: Xiaoping Ying

Address: No.245, Huashan Road, Beilun District  Postcode: 315800

Tel: 86880639                   Fax:

According to the regulations of the related law, both parties sign this contract under the negotiation.

This contract belongs to the single arrangement under the item of The Arrangement of Credit Line or The General Arrangement of Credit Business signed by both sides.

Article1 Preconditions of the import financing

Under the articles of import financing of this contract, it must meet the demands of the following conditions:

1, the contract has already been effective;

2, party A obligates and signs the related company documents, receipts, signatures, related person’s names and samples of signatures for party B, and also fulfills the related certificates;

3, party A opens the account needed by this contract;

4, party A arranges the needed approval process of the law and the administration of the business properly, and submits the transcripts of the approval documents and the copies of the original documents according to party B’s requirement;

5, the arranged guarantee of this contract has already been set up;

6, party B considers other conditions that party B should provides.

Article 2, related contents of import business

√Letter of Credit

Letter of Credit No.:
Name of Bank Issuing Document:
No. of Issued Document:
Receipt amount:

Collection
Invoice No.: /           Entrusted bank’s name: /
Issuing documents No.: /  Receipt amount: /

Remittance
TT:/      Receiver:/
Amount:/

Article 3, Financing currency and amount

Financing currency: USD

Financing amount: (Spell-Out) Sixteen Million Forty-four Thousand Nine Hundred and
Forty-Five Point Ninety-nine.

(Numeric)USD 16,044,945.99

Article 4, Financing duration

The financing duration is twelve months/ / days, starting from the day that party B pays for the foreign payments.

Article 5, Interest rate and interest settlement (Notes: complete with factual information.)

1, Interest rate

(1) Annual interest rate of %: fixed interest rate

(2) √ LIBOR/HIBOR for latest 12 months + 370 base point before 1 working day of Financing day .

2, Calculation of interest

Interest is calculated according to the actual payment amount and days since the date of Party B made payment.

Calculation formula: Interest=Principal*Days*Daily interest rate.

Basis for calculating daily interest rate is of 360 days, the reduction formula is: daily interest rate=annual interest rate/360.

3, Method of interest settlement

Interest settlement is according to the following _third_ way:

(1)	Settlement with quarter, 20th of each last month per quarter as the interest settlement day, and the 21st as the payment day.

(2)	Settlement with month, 20th of each month as the interest settlement day, and the 21st as the interest payment day.

(3)	Same as expiration date of principal.

(4)	Receive the interest in advance and settle when expiration date.

On the condition that the final payment day of the financing principal is not the same date of interest payment day, then the final payment day is considered as interest payment day and Party A shall pay off the entire interest.

4, Default interest

(1)
If Party A fails to return the principal amount of financing within the agreed term, as for the overdue payment, the default interest shall begin accruing according to the default interest rate starting from the date of late payment until both the principal and interest are paid off.

(2)	If Party A fails to pay the interest and default interest in time, it can be penalized with compound interest per month/per quarter according to agreed default interest in this contract.

(3)	Default interest rate

A. Default interest rate is a floating rate, the floating period is  / month/ /year. In every floating period, the default interest shall be re-priced on the default date. The re-pricing date is the corresponding date in the month of the default date. If there is no corresponding date in the same month, then the last date of the month is the re-pricing date.

B. Default interest rate equals to the benchmark interest rate in the item C below plus 20%.

C. In the first floating period, the benchmark interest rate is the financing interest rate item 1 of this Article. After each full floating period, the benchmark interest rate shall be calculated as below:

Re-pricing according to benchmark interest rate issued by the People’s Bank of China in the re-pricing day.

√Re-pricing according to LIBOR/HIBOR for latest 12 months + 370 base point before 1 working day of Financing day .

Article 6, Financing fees

Party A shall pay the related fees produced under the business of this contract to party B in time. The calculating and paying basis, standard and method of these fees shall be carried out according to the regulations of party B.

Party A pays the above fees through the __second__ method:

A.	Party A pays Party B the expense of financing under the contract: _. Party A authorizes Party B to withdraw directly from Party A’s account: Account No. 361058330713.
B.	Other methods:____________________/_______________.

Article 7, Guarantee

1, Margin Pledge

According to the related covenants in < General Agreement of Margin Pledge>_signed by both parties. Party A provides the Margin Pledge for the financial right of party B under this contract, and fulfills the responsibilities according to the arrangements of this contract and the above < General Agreement of Margin Pledge>.

2, the guaranteed claim scope

The guaranteed claim scope contains financing principal, interest (including legal interest, arranged interest, compound interest and default interest), liquidated damages, compensation money, fees to realize claim right (including but not limiting in fees of litigation, lawyer, notarization and performance), fees produced from party A’s fault and any other payable ones.

3,Amounts and payment

(1)	Margin: (currency)__RMB__; (Spell-Out)__RMB One Hundred and Five Million_; (Numeric) _￥105,000,000.00__

Pledge effectiveness bases on the interest produced from Margin, and the pledgee has the right to use the interest produced from Margin to pay for the principal claims.

(2)	the pledgee pays the above margin through the following methods:

Since the __first __ banking day of signing this contract, deduct/deposit the Margin to the Margin account opened in party B (account No.:35036108091001);

To authorize party B to have the right to delimit Margin directly from party A’s RMB account (account No.: ______/____) opened in party B to party A’s insurance account (account No.:______/______)opened in party B.

The guaranteed responsibilities of Margin deposited under the business whose number is __ __ managed in party B’s side has been assured to discharge, and authorize party B to delimit Margin directly from account opened in party B.

(Other methods)__________/_______________.

4, Occurrence of the guaranteed responsibilities

If party B doesn’t pay the arranged amount during any normal repayment day or repayment day in advance to party B under this contract, party B has the right, according to the arrangement of this contract, to change the pledge into cash to enjoy the priority repayment.

The normal repayment day in above is the regulated day to repay the principal, pay the interest or pay any payments to party B according to the regulations of this contract. And the repayment day in advance in above is the day put forward by party A and agreed by party B, or the day when party B demands party A to withdraw the principal and interest of the financing amount or any other payments.

5, Realization of the pledge

After the guaranteed responsibilities happening, if agreed by party B to release Margin, party A agrees party B to use the released Margin (including the principal and the interest) to the delivery of the long-term sales business under the Application of the Long-term Sales whose number is RMBFWD managed by party B, and use the foreign amount of delivery to repay the principal and the interest of import financing under this contract.

If the foreign amount obtained from the due delivery can’t repay the financing principal and interest, party A authorizes party B to actively delimit any amount in the settlement account opened in party B’ side to complement, and the antedated money in the account is regarded as the expire in advance. As for the situation that the currency account is different from the currency of price of party B’s business, then convert according to the settlement price applicable in deducting to party B.

Article 9, Party A’s statements and promise

1, Party A registers and exists according to the law, and possess the complete capacity of civil rights needed to fulfill this contract;

2, That sign and fulfill this contract depending on party A’s true thought indicates that obtain the legal and effective authority according to the requirements of the regulations and its inner management documents while not go against any treaty, contract and other law documents having restraint to party A; party A has gained or will gain all the related approvals, permits, files or registers needed to sign and fulfill this contract;

3, All the documents and certificates provided by party A to party B is true, complete, accuracy and effective under this contract;

4,The trading background described by party A to party B is true and legal, and does not have the illegal purpose such as money laundering. Party A provides any documents to party B according to party B’s requirements, which can’t be explained that party B has the obligations and responsibilities of inspection towards the authenticity and legality of party A’s trade;

5, Party A will not hide any truths that may influence both parties’ financial situation and contract-fulfill capacity.

Party A’s promise is as following:

1, Provide the instructions of goods sales situation related to the import items in time to party B.

2, If party A has already signed or will sign counter-guarantee agreement or other similar agreements about the guaranteed obligations with the guarantor of this contract, then this agreement will not damage any rights owned by party B under this contract;

3,If the goods sales of the import items occur to serious difficulties, or situations that may influence both parties’ financial conditions and capacity to fulfill this contract, including but not limiting in the change of any business pattern of dismantlement, merger, affiliation, joint venture with foreign merchants, cooperation, contractual operation, reorganization, reformation and listing program, reduction of registered capital, assignment of significant property or stock right, commitment of significant liabilities, or installation of new significant liabilities on the pledge, or involvement to significant litigation or arbitration cases, party A shall inform party B in time;

4, As for the unarranged items in this contract, party A agrees to manage with party B according to the international conventions.

Article10, Disclosure of the related party and the related transactions of party .

Both parties are applicable to the __first _ item:

1, party A does not belong to the group guests of party B according to the Management Guidance of Credit Extension Business Risk of Commercial Bank Group (short for Guidance).

2, party A belongs to the group guests of party B according to Guidance. Party A shall report the situation of related trade whose pure assets is over 10 percentages to party B in time, including the related relationship, trading projects, trading properties, trading amount, relevant proportion and price policy among the trading aspects (including the trade with no capital but only proportion capital).

Article 10, Default events

Party A will be regarded as breaking this contract once one event of the following ones happens:

1, party A does not fulfill his obligations to pay and repay to the party B according to this contract;

2, the statements made in this contract by party A is untrue or go against the promise that have been made in this contract by party A.

3, party A stop the business or something serious happens;

4, party A goes against other arrangements related to the party’s obligations and rights;

5, party A breaks the arrangements under other contracts with party B, Bank of China or any other institutes.

When one item of the above situation happens, party B has the right to take action relatively or in the meantime according to the actual situation:

1, request party A to correct his nonperformance during the duration;

2, all terminate, partly terminate or just terminate the business application with party B in this contract or other contract: as for the not-issued loan and not-managed trade financing, all terminate, partly terminate or just terminate the management;

3, the unpaid loan/financing capital under this contract or other contract between party A and party B is declared to become due both or partly;

4. stop this contract, and all terminate, partly terminate or stop other contracts between party A and party B;

5. demand party A to pay for the damages of party B because of party A’s fault;

6. it just need announcement before or after the situation happening, delimit the amount in the account in party B’s side opened by party A to pay off all or part debt to party B. The undue capital in this account will be regarded as the acceleration of maturity. As for the situation that the account currency is different from the business invoicing currency of party B, convert according to the price applicable to party B.

7. perform the right to guarantee the goods;

8, other arrangement needed by party B.

Article 11, Retain of right

If one party fails to fulfill entire or part rights under this contract or request the other party to fulfill, undertake entire or part obligations, responsibilities, it shall not be considered to waive the obligations or responsibilities.

Any party’s tolerance or extension or delay execution of the rights under this contract towards another party shall not affect the rights under this contact and laws and regulations, also not considered to waive the rights.

Article 12, Amendment, Modification and Termination

This contract can be amended or modified in writing  mutual agreement. Any amendments or modifications are inseparable parts of this contract.

Unless otherwise specified by laws or regulations or covenants, this contract is not allowed to terminate till the rights and obligations are completely executed.

Unless otherwise specified by laws or regulations or covenants, invalidation of any items under this contract will never affect the other items’ legal effectiveness.

Article 13, Applicable Laws and Settlement

This contract shall be governed by the laws of PRC.

After this contract becomes effective, all disputes concerning this contract should be settled through friendly negotiation. When negotiation fails, any party can settle with following second method;

1.	Submit to ___________________Arbitration Committee to arbitrate.
2.	Submit to the People’s court located in the domicile of Party B or other corresponding institutions of Bank of China, Inc.
3.	Prosecute the People's Courts with jurisdiction.

During the settlement period, if this dispute does not affect the performance of this other items, the other items shall continue to performance,

Article 14, Attachment

The following attachments and other attachments ensured by both parties makes up the inseparable parts of this contract, and possess the equal legal validity.
1,__________/_______;
2,__________/_______;

Article 15.  Other Covenants

1.	Without Party B’s written consent, Party A is not allowed to transfer rights or obligations to the third parties.

2.
If Party B entrusts any other institutes of Bank of China to execute the rights and obligations under this contract, Party A shall agree. Party B or its designees are entitled to exercise all the rights under this agreement and to file a lawsuit in the People's Courts or submit to the Arbitration Committee to arbitrate.

3.	In case of not affecting the other covenants of this contract, this contract has the legal binding to the heirs and transferees.

4.
Apart from the other covenants, the address specified in this contract by both parties is regarded as the contract address, and also promise that when the contract address changes, then information will sent to the party in written form in time.

5.	The titles and business names in this contract are just used for the purpose of convenience, and can’t be used for the purpose to explain the clause content, and obligations and rights of the party.

6.
Per the changes of laws and regulations or regulatory process or the requirements of regulatory authority, Party B is unable to execute this agreement or execute according to covenants, Party B has the right to terminate or amend this agreement or single agreement according to the changes of laws and regulations or regulatory process or the requirements of regulatory authority and exemption from liability.

Article 16.  Conditions for effectiveness

This contract becomes effective upon the signature and seal of the legal representatives of both parties, principals or the authorized persons.

This contract is made in duplicates, each party has one copy, both having the same legal effects.

Party A: Ningbo Keyuan Plastics Co., Ltd Party  B: Bank of China Beilun Branch Ltd

The authorized person:                 The authorized person: _unable to identify_________